LEASE ADDENDUM

This amendment supplements and amends the provisions of the Lease Agreement dated August 21, 1998, by and between TARGUN PROPERTIES, INC. ("Lessor") and, National Scientific Corporation ("Lessee"). In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Lease, this Amendment shall prevail.

                            18 MONTH LEASE EXTENSION
                              Offices #21, #23, #24


______ initials                                                  ______ initials

Effective Date:     September 1, 1999 to February 28, 2001

Rent Rate:          $2,300.00
Sales Tax:          $   43.70
                    ---------
Total               $2,342.70


Terms and conditions: Except to the extent inconsistent with the terms and conditions set forth above, all the conditions and covenant of that certain Lease Agreement dated AUGUST 21, 1998, as well as all exhibits, schedules, attachments, addendums of clarifications shall be binding upon Lessor and Lessee. This agreement shall not constitute an agreement by the Lessor and shall not be binding upon Lessor unless and until the Agreement shall be executed by both parties.

AGREED TO this 27 day of July, 1999.

LESSEE:                                 LESSOR:
NATIONAL SCIENTIFIC CORPORATION         TARGUN PROPERTIES, INC.


/s/ Vernon Traylor Jr.                  /s/ Michael Targun
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                                        Michael Targun

Its: Agent                              Its: President
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